May 25, 2005

Norman J. Pattiz
Chairman of the Board
Westwood One, Inc.
8965 Lindblade Street
Culver City, California  90230

                Re:   Modification of Stock Option Award

Dear Norm:

         As you know, on May 19, 2005, the Board of Directors of Westwood One, Inc. modified the terms of the stock options granted to you on December 1, 2003 and December 1, 2004 under the Company's 1999 Stock Incentive Plan (the "Awards").

         Specifically, the Board modified the Awards as follows:

            o Each Award shall be exercisable in equal one-third increments on the first, second and third anniversary of the date of the grant; and

            o Each Award will vest upon your "Retirement"(as defined under the Westwood One, Inc. 2005 Equity Compensation Plan (the "2005 Plan")) and will remain exercisable for five years thereafter, subject to the original stated term of each Award, as provided in Section 6 of the 2005 Plan.

         Once signed by you, this letter shall serve as an amendment to each Award. The terms of each Award shall remain in full force and effect in accordance with the terms of the applicable Award (as modified herein).

         Please sign below to acknowledge your acceptance of these modified terms.

         Of course, do not hesitate to contact me if you have any questions.

                                                          Sincerely,

                                                          /S/ DAVID A. HILLMAN

                                                          David A. Hillman

ACKNOWLEDGED & AGREED:


/S/ NORMAN J. PATTIZ
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Norman J. Pattiz